                                                                     EXHIBIT 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           MENTOR GRAPHICS CORPORATION

                  6 7/8% CONVERTIBLE SUBORDINATED NOTE DUE 2007

                                                                CUSIP: 587200AB2

No. R-1                                                             $172,500,000

        Mentor Graphics Corporation, a corporation duly organized and validly existing under the laws of the State of Oregon (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of one hundred seventy-two million five hundred thousand dollars ($172,500,000) on June 15, 2007, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15 of each year, commencing December 15, 2002, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6 7/8%, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from June 3, 2002, until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any June 15 or December 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the June 1 or December 1 (whether or not a Business
Day) next preceding such June 15 or December 15, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Debt, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                             MENTOR GRAPHICS CORPORATION


                             By:
                                --------------------------------------
                             Name: Gregory K. Hinckley
                             Title:   President

                             Attest:
                                    ----------------------------------
                             Name: Dean M. Freed
                             Title:   Secretary

Date:  __________, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
   -----------------------------
     Name:
     Title:


By:
   -----------------------------
     As Authenticating Agent
     (if different from Trustee)

                             FORM OF REVERSE OF NOTE

                           MENTOR GRAPHICS CORPORATION

                  6 7/8% CONVERTIBLE SUBORDINATED NOTE DUE 2007

        This Note is one of a duly authorized issue of Notes of the Company, designated as its 6 7/8% Convertible Subordinated Notes Due 2007 (herein called the "NOTES"), limited to the aggregate principal amount of $172,500,000 all issued or to be issued under and pursuant to an Indenture dated as of June 3, 2002 (herein called the "INDENTURE"), between the Company and Wilmington Trust Company, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

        In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages (as defined in the Registration Rights Agreement), if any) on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note; (ii) reduce the rate or extend the time of payment of interest or Liquidated Damages on any Note; (iii) reduce the principal amount of any Note or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof or reduce the amount of Liquidated Damages payable thereon; (iv) impair the right of any Noteholder to institute suit for any payment on a Note or with respect to the conversion of a Note; (v) make the principal of any Note or interest or premium, if any, or Liquidated Damages on any Note payable in any coin or currency other than that provided in the Notes;
(vi) modify the provisions of this Indenture with respect to the redemption of the Notes in a manner adverse to the Noteholders in any material respect; (vii) change the obligation of the Company to repurchase any Note upon the happening of a Change of Control in a manner adverse to the holder of Notes; (viii) impair the right to convert the Notes into Common Stock subject to the terms set forth herein without the consent of the holder of each Note so affected; (ix) alter the manner of calculation or rate of accrual of Liquidated Damages on any Note or extend the time for payment of such amount; or (x) reduce the percentage of Notes, the holders of which are required to consent to any supplemental indenture or the percentage of Notes or the holders of which are required for any other waiver under the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest (including Liquidated Damages, if any) or any premium on, or the principal of, any of the Notes, or a failure by the Company to convert any Notes into Common Stock of the Company, or a default in the payment of the redemption price pursuant to Article 3 of the Indenture, or a default in respect of a covenant or provisions of the Indenture which under
Article 11 of
the Indenture cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Liquidated Damages, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

        The Notes will not be redeemable at the option of the Company prior to June 20, 2005. At any time on or after June 20, 2005, and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 20 days but not more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

Period                                                          Redemption Price
------                                                          ----------------
Beginning on June 20, 2005 and ending on June 14, 2006              102.750%

Beginning on June 15, 2006 and ending on June 14, 2007              101.375%

and 100% on June 15, 2007; provided, however, that if the date fixed for redemption is on a June 15 or December 15, then the interest payable on such date shall be paid to the holder of record on the preceding June 1 or December 1, respectively.

        The Company may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

        The Notes are not subject to redemption through the operation of any sinking fund.

        If a Change of Control occurs at any time prior to maturity of the Notes, the holders of the Notes shall have the right to require the Company to repurchase, at such holders' option, all of such holders' Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the Repurchase Date (as defined in the Indenture), at a repurchase price equal to 100% of the principal amount thereof, together with accrued interest (and Liquidated Damages (as defined in the Indenture), if any) to, but excluding, the date of repurchase; provided, however, that, if such Repurchase Date is a June 15 or December 15, the interest payable on such date shall be paid to the holder of record of the Notes on the preceding June 1 or December 1, respectively. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Change of Control and of the repurchase right arising as a result thereof on or before the 10th day after the occurrence of such Change of Control. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "Option to Elect Repayment Upon a Change of Control" on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, on or before the close of business on the Business Day that is five (5) Business Days prior to the Repurchase Date.

        Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock (as such shares shall be constituted at the date of conversion) obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $23.27, as may adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture (the form entitled "CONVERSION NOTICE" on the reverse hereof), to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Change of Control on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A Note in respect of which a holder is exercising its right to require redemption upon a Change of Control may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest (including Liquidated Damages, if any) to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company
(i) to purchase such Notes from the holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

        Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

        The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

        No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

        Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common            UNIF GIFT MIN ACT - _______ Custodian ______
TEN ENT - as tenant by the entireties                         (Cust)           (Minor)
JT TEN -  as joint tenants with right                         under Uniform Gifts to Minors Act
          of survivorship and not as                          ____________________________
          tenants in common                                             (state)


        Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:     MENTOR GRAPHICS CORPORATION

        The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Mentor Graphics Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: _______________

                                      _________________________________________

                                      _________________________________________
                                      Signature(s)

                                      Signature(s) must be guaranteed by an
                                      "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      _________________________________________
                                      Signature Guarantee

_______________________________________________________________________________

        Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

_________________________________
(Name)

_________________________________
(Street Address)

_________________________________
(City, State and Zip Code)

_________________________________
Please print name and address

Principal amount to be converted
(if less than all):

$________________________________


Social Security or Other Taxpayer
Identification Number:

_________________________________

                            OPTION TO ELECT REPAYMENT

                            UPON A CHANGE OF CONTROL

TO:     MENTOR GRAPHICS CORPORATION

        The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Mentor Graphics Corporation (the "COMPANY") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Dated: _______________

                                      _________________________________________

                                      _________________________________________
                                       Signature(s)

                                          NOTICE: The above signatures of the
                                          holder(s) hereof must correspond with
                                          the name as written upon the face of
                                          the Note in every particular without
                                          alteration or enlargement or any
                                          change whatever.

                                          Principal amount to be repaid (if less
                                          than all):

                                      $________________________________________

                                      _________________________________________
                                       Social Security or Other
                                       Tax Identification Number

                                   ASSIGNMENT

        For value received ____________________________________________ hereby sell(s) assign(s) and transfer(s) unto ______________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

        In connection with any transfer of the Note within the United States or to, or for the account of, U.S. persons and within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

        [ ]    To Mentor Graphics Corporation or a subsidiary thereof; or

        [ ] To a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

        [ ] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

        [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

        [ ] Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of such transfer;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "AFFILIATE" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE").

        [ ] The transferee is an Affiliate of the Company.

Dated: _____________

                                      _________________________________________


                                      _________________________________________

                                      Signature(s) must be guaranteed by an
                                      "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      _________________________________________
                                      Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Change of Control or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.